Exhibit 3.1

THORNBURG MORTGAGE, INC.

ARTICLES OF AMENDMENT

Thornburg Mortgage, Inc., Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article THIRD of the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s 8.00% Series C Cumulative Redeemable Preferred Stock, accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) on March 18, 2005 (the “Series C Terms”), and forming a part of the charter of the Corporation (the “Charter”), shall be amended as follows:

1. Section (2)(b) of the Series C Terms shall be amended and restated and replaced as follows:

(b) on parity with any class or series of the Corporation’s equity securities if, pursuant to the specific terms of such equity securities, the holders of such equity securities and the holders of the Series C Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up, without preference or priority of one over the other. (“Parity Stock”);

2. Section (3)(a) of the Series C Terms shall be amended and restated and replaced as follows:

(a) Holders of Series C Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cash dividends at the rate of 8.00% per annum of the $25.00 liquidation preference per share of the Series C Preferred Stock (equivalent to the fixed annual amount of $2.00 per share of the Series C Preferred Stock). Such dividends shall be calculated on a daily basis on a 360-day year consisting of twelve 30-day months. Such dividends shall not be cumulative and shall be payable quarterly on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day, commencing on April 15, 2005. The first dividend will be payable for the period beginning March 22, 2005. Any dividend payable on the Series C Preferred Stock for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear on the share records of the Corporation at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series C Preferred Stock will not be entitled to receive any dividends in excess of dividends on the Series C Preferred Stock at the dividend rate specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

3. Section (3)(b) of the Series C Terms shall be amended and restated and replaced as follows:

(b) When dividends are not paid in full upon the Series C Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series C Preferred Stock and any other class or series of Parity Stock shall be declared pro rata in proportion to the respective amounts of dividends declared and unpaid on the Series C Preferred Stock in that respective quarter and declared and unpaid on such Parity Stock in that respective quarter. Notwithstanding the foregoing, the Corporation shall not be prohibited from declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock necessary to maintain the Corporation’s qualification as a real estate investment trust for federal income tax purposes (“REIT”).

4. Section (4)(a) of the Series C Terms shall be amended and restated and replaced as follows:

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series C Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to any dividends declared and unpaid, but such holders shall not be entitled to any further payment.

5. Section (6)(a) of the Series C Terms shall be amended and restated and replaced as follows:

(a) Redemption Right

(i) Shares of the Series C Preferred Stock shall not be subject to any sinking fund or mandatory redemption. To ensure that the Corporation remains a qualified REIT for federal income tax purposes, the Series C Preferred Stock shall be subject to the provisions of Article TENTH of the Articles pursuant to which Excess Shares of Series C Preferred Stock owned by a stockholder may be redeemed by the Corporation.

(ii) The Corporation, at its option, upon giving notice as provided below, may redeem Series C Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

6. Section (6)(b) of the Series C Terms shall be amended and restated and replaced as follows:

(b) Partial Redemption

If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(a) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the stockholders of record of such shares in proportion to the number of such shares held by such stockholders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series C Preferred Stock would beneficially or constructively own Excess Shares because such stockholder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series C Preferred Stock from such stockholder as to prevent the stockholder from owning Excess Shares subsequent to such redemption. The foregoing provisions of this paragraph shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

7. Section (6)(c)(iii) of the Series C Terms shall be amended and restated and replaced as follows:

(iii) If notice of redemption has been mailed in accordance with Section 6(c)(i) above and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the stockholders of the Series C Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all rights of the shares of Series C Preferred Stock called for redemption, except the right to receive the redemption price thereof and any dividend payable to the holder thereof in accordance with Section 6(c)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price of the Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series C Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such stockholders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price. Any interest or other earnings earned on the redemption price deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the stockholders of Series C Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

8. The Series C Terms shall be amended by adding to the end of Section 6(c) the following:

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series C Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series C Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

9. Section (7)(a) of the Series C Terms shall be amended and restated and replaced as follows:

(a) Holders of the Series C Preferred Stock shall not have any voting rights, except as set forth below.

10. The Series C Terms shall be amended by deleting in their entirety Sections (7)(b) and (7)(c).

11. Section (7)(d) of the Series C Terms shall be relettered as Section (7)(b) and shall be amended and restated and replaced as follows:

(b) So long as any Series C Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series C Preferred Stock voting separately as a class), amend, alter or repeal the provisions of the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth above, so long as shares of Series C Preferred Stock (or shares issued by a surviving entity in substitution for the Series C Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the

Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series C Preferred Stock; and provided further that (x) any increase in the amount of the authorized Preferred Stock or Series C Preferred Stock or any issuance of Series C Preferred Stock or (y) the creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock, in each case ranking senior to or on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

12. Section (7)(e) of the Series C Terms shall be relettered as Section (7)(c) and shall be amended and restated and replaced as follows:

(c) The foregoing provision shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

SECOND: Article THIRD of the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s Series D Adjusting Rate Cumulative Redeemable Preferred Stock, accepted for record by the SDAT on November 17, 2006 (the “Series D Terms”), and forming a part of the Charter, shall be amended as follows:

1. Section (2)(b) of the Series D Terms shall be amended and restated and replaced as follows:

(b) on parity with the Series C Preferred Stock and with any other class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series D Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation, without preference or priority of one over the other (collectively, “Parity Stock”);

2. Section (3)(a) of the Series D Terms shall be amended and restated and replaced as follows:

(a) Fixed Rate Period

Holders of Series D Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, cash dividends at the annual rate of 7.875% of the $25.00 liquidation preference per share until January 15, 2012. Such dividends shall be calculated on a daily basis on a 360-day year consisting of twelve 30-day months. Any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year.

3. Section (3)(b) of the Series D Terms shall be amended and restated and replaced as follows:

(b) Floating Rate Period

Beginning January 15, 2012, holders of Series D Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, cash dividends at the Three Month LIBOR Rate plus 268 basis points (2.68%), which will reset quarterly, calculated as of the LIBOR Interest Determination Date, but which may not reset at an annual rate lower than 7.625%. Such dividends shall be calculated on a daily basis on a 360-day year, calculated by the actual number of days elapsed over the quarterly dividend period, except for any quarter for which the cash dividend resets to an annual rate of 7.625%, in which case, such dividends will be calculated on a daily basis on a 360-day year, consisting of twelve 30-day months (including the first day of the dividend period, and excluding the last day). Any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of the actual number of days during such partial period and a 360-day year, except for quarters for which the cash dividend resets to an annual rate of 7.625%, in which case, such dividends will be calculated on a daily basis on a 360-day year, consisting of twelve 30-day months.

4. Section (3)(c) of the Series D Terms shall be amended and restated and replaced as follows:

(c) [Reserved.]

5. Section (3)(d)(i) of the Series D Terms shall be amended and restated and replaced as follows:

(i) Dividends shall not be cumulative and shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next succeeding business day) (the “LIBOR Rate Reset Date”). The first dividend payment date in respect of the Series D Preferred Stock will be January 15, 2007 and will be for less than a full quarter. Dividends will be payable to holders of record as they appear on the Corporation’s records at the close of business on the first day of each of January, April, July and October, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series D Preferred Stock will not be entitled to receive any dividends in excess of dividends on the Series D Preferred Stock specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.

6. Section (3)(d)(ii) of the Series D Terms shall be amended and restated and replaced as follows:

(ii) When dividends are not paid in full upon the Series D Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series D Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends declared and unpaid on the Series D Preferred Stock in that respective quarter and declared and unpaid on such Parity Stock in that respective quarter. Notwithstanding the foregoing, the Corporation shall not be prohibited from declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock necessary to maintain the Corporation’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes.

7. Section (4)(a) of the Series D Terms shall be amended and restated and replaced as follows:

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series D Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to any dividends declared and unpaid, but such holders shall not be entitled to any further payment.

8. Section (6)(a) of the Series D Terms shall be amended and restated and replaced as follows:

(a) [Reserved.]

9. Section (6)(b) of the Series D Terms shall be amended and restated and replaced as follows:

(b) Redemption Right

(i) Shares of the Series D Preferred Stock shall not be subject to any sinking fund or mandatory redemption. To ensure that the Corporation remains a qualified REIT for federal income tax purposes, however, the Series D Preferred Stock shall be subject to the provisions of Article TENTH of the Articles pursuant to which Excess Shares of Series D Preferred Stock owned by a shareholder may be redeemed by the Corporation.

(ii) The Corporation, at its option, upon giving notice as provided below, may redeem the Series D Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

10. Section (6)(c) of the Series D Terms shall be amended and restated and replaced as follows:

(c) Partial Redemption

If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(b) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series D Preferred Stock would beneficially or constructively own Excess Shares because such holder’s shares of Series D Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series D Preferred Stock from such holder as to prevent the holder from owning Excess Shares subsequent to such redemption. The foregoing provisions of this paragraph shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

11. Section (6)(d)(iii) of the Series D Terms shall be amended and restated and replaced as follows:

(iii) If notice of redemption has been mailed in accordance with Section 6(d)(i) above and if the funds necessary for such redemption have been paid or set aside by the Corporation in trust for the benefit of the holders of the Series D Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all rights of the holders of shares of Series D Preferred Stock called for redemption, except the right to receive the redemption price thereof and any dividend payable to the holder thereof in accordance with Section 6(d)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price of the Series D Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series D Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares, if required to do so, at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price. Any interest or other earnings earned on the redemption price deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series D Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

12. The Series D Terms shall be amended by adding to the end of Section 6(d) the following:

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series D Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series D Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

13. Section (7)(a) of the Series D Terms shall be amended and restated and replaced as follows:

(a) Holders of the Series D Preferred Stock shall not have any voting rights, except as set forth below.

14. The Series D Terms shall be amended by deleting in their entirety Sections (7)(b) and (7)(c).

15. Section (7)(d) of the Series D Terms shall be relettered as Section (7)(b) and shall be amended and restated and replaced as follows:

(b) So long as any Series D Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series D Preferred Stock voting separately as a class), amend, alter or repeal the provisions of, or add any provision to, the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth above, so long as shares of Series D Preferred Stock (or shares issued by a surviving entity in substitution for the Series D Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series D Preferred Stock; and provided further that (x) any increase in the amount of the authorized Series D Preferred Stock or any issuance of Series D Preferred Stock or (y) the authorization, creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock, in each case ranking senior to or on a parity with or junior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

16. Section (7)(e) of the Series D Terms shall be relettered as Section (7)(c) and shall be amended and restated and replaced as follows:

(c) The foregoing provision shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

17. Section (8) of the Series D Terms shall be amended and restated and replaced as follows:

(8) [Reserved.]

THIRD: Article THIRD of the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, accepted for record by the SDAT on June 18, 2007 (the “Series E Terms”), and forming a part of the Charter, shall be amended as follows:

1. Section (2)(b) of the Series E Terms shall be amended and restated and replaced as follows:

(b) on parity with the Series D Preferred Stock, the Series C Preferred Stock and any other class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series E Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation, without preference or priority of one over the other (collectively, “Parity Stock”);

2. Section (3)(a) of the Series E Terms shall be amended and restated and replaced as follows:

(a) Holders of Series E Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, cash dividends payable quarterly in an amount per share of Series E Preferred Stock equal to the sum of (i) $0.46875 per quarter (which is equal to an annual base rate of 7.50% of the $25.00 liquidation preference per share or $1.875 per year) plus (ii) the product of (x) the excess, if any, over $0.68 of the quarterly cash dividend paid in respect of each share of Common Stock for the applicable quarter and (y) the conversion rate then in effect (initially, 0.77232).

3. Section (3)(b) of the Series E Terms shall be amended and restated and replaced as follows:

(b) Dividends shall be calculated on a daily basis on a 360-day year consisting of twelve 30-day months. Any dividend payable on the Series E Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Such dividends shall not be cumulative and shall be payable quarterly on January 15, April 15,

July 15 and October 15 of each year (or, if not a business day, the next succeeding business day) (each, a “Dividend Payment Date”). The first dividend payment date in respect of the Series E Preferred Stock will be July 15, 2007 and will be for less than a full quarter. Dividends will be payable to holders of record as they appear on the Corporation’s records at the close of business on the last day of each of March, June, September and December (each, a “Dividend Record Date”), as the case may be, immediately preceding the applicable dividend payment date. Holders of Series E Preferred Stock will not be entitled to receive any dividends in excess of dividends on the Series E Preferred Stock as specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series E Preferred Stock that may be in arrears.

4. Section (3)(c) of the Series E Terms shall be amended and restated and replaced as follows:

(c) When dividends are not paid in full upon the Series E Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series E Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends declared and unpaid on the Series E Preferred Stock in that respective quarter and declared and unpaid on such Parity Stock in that respective quarter. Notwithstanding the foregoing, the Corporation shall not be prohibited from declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock necessary to maintain the Corporation’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes.

5. Section (4)(a) of the Series E Terms shall be amended and restated and replaced as follows:

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series E Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to any dividends declared and unpaid, but such holders shall not be entitled to any further payment.

6. Section (6)(a) of the Series E Terms shall be amended and restated and replaced as follows:

(a) [Reserved.]

7. Section (6)(b) of the Series E Terms shall be amended and restated and replaced as follows:

(b) Redemption Right

(i) Shares of the Series E Preferred Stock shall not be subject to any sinking fund or mandatory redemption. To ensure that the Corporation remains a qualified REIT for federal income tax purposes, the Series E Preferred Stock shall be subject to the provisions of Article TENTH of the Articles pursuant to which Excess Shares of Series E Preferred Stock owned by a shareholder may be redeemed by the Corporation.

(ii) The Corporation, at its option, upon giving notice as provided below, may redeem the Series E Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

8. Section (6)(c) of the Series E Terms shall be amended and restated and replaced as follows:

(c) Partial Redemption

If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(b) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series E Preferred Stock would beneficially or constructively own Excess Shares because such holder’s shares of Series E Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series E Preferred Stock from such holder as to prevent the holder from owning Excess Shares subsequent to such redemption. The foregoing provisions of this paragraph shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

9. Section (6)(d)(iii) of the Series E Terms shall be amended and restated and replaced as follows:

(iii) If notice of redemption has been mailed in accordance with Section 6(d)(i) above and if the funds necessary for such redemption have been paid or set aside by the Corporation in trust for the benefit of the holders of the Series E Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all rights of the holders of shares of Series E Preferred Stock called for redemption, except the right to receive the redemption price thereof and any dividend payable to the holder thereof in accordance with Section 6(d)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price of the Series E Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series E Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares, if required to do so, at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price. Any interest or other earnings earned on the redemption price deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series E Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

10. The Series E Terms shall be amended by adding to the end of Section 6(d) the following:

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series E Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series E Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

11. Section (7)(b)(ii) of the Series E Terms shall be amended and restated and replaced as follows:

(ii) To exercise the Corporation Conversion Option right set forth in this Section 7(b), the Corporation must issue a press release for publication through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions set forth in Section 7(b)(i) shall have been satisfied, announcing the Corporation’s intention to exercise the Corporation Conversion Option. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series E Preferred Stock (“Notice”) (not more than four Trading Days after the date of the press release) of the exercise of the Corporation Conversion Option announcing the Corporation’s intention to convert the Series E Preferred Stock. The conversion date (the “Corporation Conversion Option Date”) shall be on the date that is five Trading Days after the date on which the Corporation issues such press release. In addition to any information required by applicable law or regulation, the press release and Notice of a Corporation Conversion Option shall state, as appropriate:

(A) the Corporation Conversion Option Date;

(B) the number of shares of Common Stock to be issued upon conversion of each Series E Preferred Stock; and

(C) the number of shares of Series E Preferred Stock to be converted.

12. Section (7)(d) of the Series E Terms shall be amended and restated and replaced as follows:

(d) Payment of Dividends

(i) Optional Conversion

(A) If a holder of shares of Series E Preferred Stock exercises its Conversion Right, upon delivery of the Series E Preferred Stock for conversion, the holder shall not receive any cash payment representing any dividends on the Series E Preferred Stock, except in those limited circumstances discussed in this Section 7(d). Except as provided herein, the Corporation shall make no payment of dividends on Series E Preferred Stock converted at a holder’s election pursuant to a Conversion Right, or for dividends on shares of Common Stock issued upon such conversion.

(B) If the Corporation receives a Conversion Notice before the close of business on the Dividend Record Date for the then-current dividend period, the holder shall not be entitled to receive any portion of the dividend payable on such converted Series E Preferred Stock on the corresponding Dividend Payment Date.

(C) If the Corporation receives a Conversion Notice after the Dividend Record Date for the then-current dividend period but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date shall receive on that Dividend Payment Date declared dividends on those Series E Preferred Stock, notwithstanding the conversion of those shares of Series E Preferred Stock prior to that Dividend Payment Date, because that holder shall have been the holder of record on the corresponding Divided Record Date. However, at the time that such holder surrenders the Series E Preferred Stock for conversion, the holder shall pay to the Corporation an amount equal to the dividend that has been declared and that shall be paid on the related Dividend Payment Date.

(D) A holder of shares of Series E Preferred Stock on a Dividend Record Date who exercises its Conversion Right and converts such shares of Series E Preferred Stock into Common Stock on or after the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of Series E Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of those shares of Series E Preferred Stock.

(ii) Corporation Conversion Option

If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is on, or after the close of business on, the Dividend Record Date for the then-current dividend period and prior to the close of business on the corresponding Dividend Payment Date, all declared dividends, including unpaid dividends, on the Corporation Conversion Option Date with respect to the shares of Series E Preferred Stock called for conversion, shall be payable on such Dividend Payment Date to the record holder of such shares on such record date.

13. Section (12)(a) of the Series E Terms shall be amended and restated and replaced as follows:

(a) Holders of the Series E Preferred Stock shall not have any voting rights, except as set forth below.

14. The Series E Terms shall be amended by deleting in their entirety Sections (12)(b) and (12)(c).

15. Section (12)(d) of the Series E Terms shall be relettered as Section (12)(b) and shall be amended and restated and replaced as follows:

(b) So long as any Series E Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series E Preferred Stock voting separately as a class), amend, alter or repeal the provisions of, or add any provision to, the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth above, so long as shares of Series E Preferred Stock (or shares issued by a surviving entity in substitution for the Series E Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series E Preferred Stock; and provided further that (x) any increase in the amount of the authorized Series E Preferred Stock or any issuance of Series E Preferred Stock or (y) the authorization, creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock, in each case ranking senior to or on a parity with or junior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

16. Section (12)(e) of the Series E Terms shall be relettered as Section (12)(c) and shall be amended and restated and replaced as follows:

(c) The foregoing provision shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

17. Section (13) of the Series E Terms shall be amended and restated and replaced as follows:

(13) [Reserved.]

FOURTH: Article THIRD of the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s 10% Series F Cumulative Convertible Redeemable Preferred Stock, accepted for record by the SDAT on September 4, 2007 (the “Series F Terms”), and forming a part of the Charter, shall be amended as follows:

1. Section (2)(b) of the Series F Terms shall be amended and restated and replaced as follows:

(b) on parity with the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and any other class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series F Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation, without preference or priority of one over the other (collectively, “Parity Stock”);

2. Section (3)(a) of the Series F Terms shall be amended and restated and replaced as follows:

(a) Holders of Series F Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, cash dividends payable quarterly in an amount per share of Series F Preferred Stock equal to the greater of: $0.6250 per quarter (which is equal to an annual base rate of 10% of the $25.00 liquidation preference per share or $2.50 per year); or if, with respect to any calendar quarter, the Corporation distributes to the holders of its Common Stock, any cash, including quarterly cash dividends, an amount that is the same percentage of the $25.00 liquidation preference per share as the Common Stock dividend yield for that quarter. The Common Stock dividend yield for a quarter is the quotient (expressed as a percentage) obtained by dividing the cash per share of Common Stock distributed to holders of the Corporation’s Common Stock with respect to such quarter by the average daily Closing Sale Price (as defined in Section 7(a)(ii) below) of the Corporation’s Common Stock on the New York Stock Exchange (“NYSE”) or, if the Common Stock is not listed on the NYSE, on the principal other United States national or regional securities exchange on which the Common Stock is then listed (including the NASDAQ Stock Market, Inc. (“NASDAQ”) or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, for the ten Trading Days (as defined in Section 7(a)(ii) below) immediately following the day that any Common Stock dividend is declared for such quarter.

3. Section (3)(b) of the Series F Terms shall be amended and restated and replaced as follows:

(b) Dividends shall be calculated on a daily basis on a 360-day year consisting of twelve 30-day months. Any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. Such dividends shall not be cumulative and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each, a “Dividend Payment Date”). The first dividend payment date in respect of the Series F Preferred Stock will be November 15, 2007 and will be for less than a full quarter. Dividends will be payable to holders of record as they appear on the Corporation’s records at the close of business on the last day of each of January, April, July and October (each, a “Dividend Record Date”), as the case may be, immediately preceding the applicable dividend payment date. Holders of Series F Preferred Stock will not be entitled to receive any dividends in excess of dividends on the Series F Preferred Stock as specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series F Preferred Stock that may be in arrears.

4. Section (3)(c) of the Series F Terms shall be amended and restated and replaced as follows:

(c) When dividends are not paid in full upon the Series F Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series F Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends declared and unpaid on the Series F Preferred Stock in that respective quarter and declared and unpaid on such Parity Stock in that respective quarter. Notwithstanding the foregoing, the Corporation shall not be prohibited from declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock necessary to maintain the Corporation’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes.

5. Section (4)(a) of the Series F Terms shall be amended and restated and replaced as follows:

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series F Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to any dividends declared and unpaid, but such holders shall not be entitled to any further payment.

6. Section (6)(a) of the Series F Terms shall be amended and restated and replaced as follows:

(a) [Reserved.]

7. Section (6)(b) of the Series F Terms shall be amended and restated and replaced as follows:

(b) Redemption Right

(i) Shares of the Series F Preferred Stock shall not be subject to any sinking fund or mandatory redemption. To ensure that the Corporation remains a qualified REIT for federal income tax purposes, the Series F Preferred Stock shall be subject to the provisions of Section 14(a) hereof and Article TENTH of the Articles pursuant to which Excess Shares of Series F Preferred Stock owned by a shareholder may be redeemed by the Corporation.

(ii) The Corporation, at its option, upon giving notice as provided below, may redeem the Series F Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

8. Section (6)(c) of the Series F Terms shall be amended and restated and replaced as follows:

(c) Partial Redemption

If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(b) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series F Preferred Stock would beneficially or constructively own Excess Shares because such holder’s shares of Series F Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series F Preferred Stock from such holder as to prevent the holder from owning Excess Shares subsequent to such redemption. The foregoing provisions of this paragraph shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

9. Section (6)(d)(iii) of the Series F Terms shall be amended and restated and replaced as follows:

(iii) If notice of redemption has been mailed in accordance with Section 6(d)(i) above and if the funds necessary for such redemption have been paid or set aside by the Corporation in trust for the benefit of the holders of the Series F Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all rights of the holders of shares of Series F Preferred Stock called for redemption, except the right to receive the redemption price thereof and any dividend payable to the holder thereof in accordance with Section 6(d)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price of the Series F Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series F Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares, if required to do so, at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price. Any interest or other earnings earned on the redemption price deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series F Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

10. The Series F Terms shall be amended by adding to the end of Section 6(d) the following:

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series F Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series F Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

11. Section (7)(b)(ii) of the Series F Terms shall be amended and restated and replaced as follows:

(ii) To exercise the Corporation Conversion Option right set forth in this Section 7(b), the Corporation must issue a press release for publication through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions set forth in Section 7(b)(i) shall have been satisfied, announcing the Corporation’s intention to exercise the Corporation Conversion Option. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series F Preferred Stock (“Notice”) (not more than four Trading Days after the date of the press release) of the exercise of the Corporation Conversion Option announcing the Corporation’s intention to convert the Series F Preferred Stock. The conversion date (the “Corporation Conversion Option Date”) shall be on the date that is five Trading Days after the date on which the Corporation issues such press release. In addition to any information required by applicable law or regulation, the press release and Notice of a Corporation Conversion Option shall state, as appropriate:

(A) the Corporation Conversion Option Date;

(B) the number of shares of Common Stock to be issued upon conversion of each Series F Preferred Stock; and

(C) the number of shares of Series F Preferred Stock to be converted.

12. Section (7)(d) of the Series F Terms shall be amended and restated and replaced as follows:

(d) Payment of Dividends

(i) Optional Conversion

(A) If a holder of shares of Series F Preferred Stock exercises its Conversion Right, upon delivery of the Series F Preferred Stock for conversion, the holder shall not receive any cash payment representing any dividends on the Series F Preferred Stock, except in those limited circumstances discussed in this Section 7(d). Except as provided herein, the Corporation shall make no payment of dividends on Series F Preferred Stock converted at a holder’s election pursuant to a Conversion Right, or for dividends on shares of Common Stock issued upon such conversion.

(B) If the Corporation receives a Conversion Notice before the close of business on the Dividend Record Date for the then-current dividend period, the holder shall not be entitled to receive any portion of the dividend payable on such converted Series F Preferred Stock on the corresponding Dividend Payment Date.

(C) If the Corporation receives a Conversion Notice after the Dividend Record Date for the then-current dividend period but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date shall receive on that Dividend Payment Date declared dividends on those Series F Preferred Stock, notwithstanding the conversion of those shares of Series F Preferred Stock prior to that Dividend Payment Date, because that holder shall have been the holder of record on the corresponding Divided Record Date. However, at the time that such holder surrenders the Series F Preferred Stock for conversion, the holder shall pay to the Corporation an amount equal to the dividend that has been declared and that shall be paid on the related Dividend Payment Date.

(D) A holder of shares of Series F Preferred Stock on a Dividend Record Date who exercises its Conversion Right and converts such shares of Series F Preferred Stock into Common Stock on or after the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of Series F Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of those shares of Series F Preferred Stock.

(ii) Corporation Conversion Option

If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is on, or after the close of business on, the Dividend Record Date for the then-current dividend period and prior to the close of business on the corresponding Dividend Payment Date, all declared dividends, including unpaid dividends, on the Corporation Conversion Option Date with respect to the shares of Series F Preferred Stock called for conversion, shall be payable on such Dividend Payment Date to the record holder of such shares on such record date.

13. Section (12)(a) of the Series F Terms shall be amended and restated and replaced as follows:

(a) Holders of the Series F Preferred Stock shall not have any voting rights, except as set forth below.

14. The Series F Terms shall be amended by deleting in their entirety Sections (12)(b) and (12)(c).

15. Section (12)(d) of the Series F Terms shall be relettered as Section (12)(b) and shall be amended and restated and replaced as follows:

(b) So long as any Series F Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series F Preferred Stock voting separately as a class), amend, alter or repeal the provisions of, or add any provision to, the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth above, so long as shares of Series F Preferred Stock (or shares issued by a surviving entity in substitution for the Series F Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series F Preferred Stock; and provided further that (x) any increase in the amount of the authorized Series F Preferred Stock or any issuance of Series F Preferred Stock or (y) the authorization, creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock, in each case ranking senior to or on a parity with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

16. Section (12)(e) of the Series F Terms shall be relettered as Section (12)(c) and shall be amended and restated and replaced as follows:

(c) The foregoing provision shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

17. Section (13) of the Series F Terms shall be amended and restated and replaced as follows:

(13) [Reserved.]

FIFTH: The foregoing amendments to the Charter were advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law and the Charter.

SIXTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Secretary this 20th day of November, 2008.

ATTEST:		THORNBURG MORTGAGE, INC.

By:	/s/ Clarence G. Simmons, III	By:	/s/ Larry A. Goldstone
Name:	Clarence G. Simmons, III	Name:	Larry A. Goldstone
Title:	Secretary	Title:	President